Share Exchange Agreement

This Share Exchange Agreement dated as of this 15th day of January 2010 (the "Agreement") between East Coast Diversified Corporation, a publicly-held Nevada corporation with offices located at 1475 West Cypress Creek Road, Suite 202, Fort Lauderdale, FL 33309 ("ECDC"), EarthSearch Communications International, Inc., a Delaware corporation, with offices located at 120 Interstate North Parkway, Suite 445, Atlanta, GA 30339 ("EarthSearch") and Kayode Aladesuyi, as representative of the shareholders of EarthSearch (“EarthSearch Shareholders”).

WHEREAS, ECDC, EarthSearch and the EarthSearch Shareholders wish to enter into this Agreement pursuant to which ECDC will acquire 100% of the issued and outstanding shares co common stock of EarthSearch, par value $.001 (“EarthSearch Shares”) in exchange for thirty-five million (35,000,000) shares of the ECDC’s common stock, par value $.0001 (“ECDC Shares”) in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and as a result of this Agreement, EarthSearch will become a wholly-owned subsidiary of ECDC; and

WHEREAS, the ECDC and EarthSearch and the EarthSearch Shareholders agree that this Agreement shall become effective (the “Effective Date”) as of the completion by ECDC of the fulfillment of all obligations under a separate private stock purchase agreement dated December 18, 2009 (“PSPA”), between those ECDC shareholders set forth in the PSPA (the “Sellers”) and Kayode Aladesuyi (the “Buyer”).

NOW, THEREFORE, ECDC, EarthSearch and the EarthSearch Shareholders agree as follows:

1. EXCHANGE OF STOCK

1.1 NUMBER OF SHARES. The parties have agreed to enter into this Agreement to become effective as of the Effective Date as defined above. Upon the Effective Date, the certificates evidencing EarthSearch Shares, will be delivered to the ECDC, together with such other documentation of in order for ECDC to acquire record and beneficial ownership of the EarthSearch Shares, and the ECDC will cause its transfer agent to the EarthSearch Shareholders thirty-five million (35,000,000) ECDC Shares.

1.2. EXCHANGE OF CERTIFICATES. Each shareholder owning EarthSearch Shares shall take all necessary steps and execute all necessary documentation to transfer record and beneficial ownership of the EarthSearch Shares and in exchange, immediately following the Effective Date, shall be issued and receive newly-issued ECDC Shares as set forth above. The share exchange of EarthSearch Shares by the shareholders of EarthSearch Shares into ECDC Shares shall be effected by ECDC at the Effective Date.

1.3. FURTHER ASSURANCES. At the Effective Date and from time to time thereafter, the parties shall execute such additional instruments and take such other action as ECDC and EarthSearch may request in order to effectively consummate the transactions and purposes of this Agreement.

2. EFFECTIVE DATE

2.1. TIME AND PLACE. The Effective Date contemplated herein shall be held as soon as possible but not later than February 28, 2010, at the offices of ECDC, or such other place or date as is agreed to by the parties, without requiring the meeting of the parties hereto. All proceedings to be taken and all documents to be executed at the Effective Date shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Effective Date may be accelerated or extended by the written agreement of the parties.

2.2. FORM OF DOCUMENTS. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

3. REPRESENTATIONS AND WARRANTIES OF EARTHSEARCH SHAREHOLDERS. The EarthSearch Shareholders, individually and collectively, represent and warrant as follows:

3.1. TITLE TO SHARES. The EarthSearch Shareholders, and each of them, are the owners, free and clear of any liens and encumbrances, of all of the issued and outstanding EarthSearch Shares.

3.2. LITIGATION. There is no litigation or proceeding pending, or to any of the EarthSearch Shareholder's knowledge threatened, against or relating to the EarthSearch Shares held by the EarthSearch Shareholders.

4. REPRESENTATIONS AND WARRANTIES OF ECDC. ECDC represents and warrants that:

4.1. CORPORATE ORGANIZATION. ECDC is a corporation duly organized under the laws of the State of Nevada and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

4.2. REPORTING COMPANY STATUS. The ECDC has been a current reporting company pursuant to Section12 (g) of the Securities Exchange Act of 1934 (“Exchange Act”).

4.3. CAPITALIZATION. The authorized capital stock of ECDC consists of 74,000,000 shares of common stock, $.001 par value, of which 7,260,639 ECDC Shares are issued and outstanding, and 1,000,000 shares of preferred stock, par value $.001, of which no shares are issued or outstanding.

4.4. ISSUED STOCK. All the 7,260,639 ECDC Shares issued and outstanding are duly authorized and validly issued, fully paid and non-assessable.

4.5. CORPORATE AUTHORITY. ECDC has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

4.6. AUTHORIZATION. Execution of this Agreement has been duly authorized and approved by ECDC’s board of directors and consented to by the holders of a majority of ECDC Shares.

4.7. NO SUBSIDIARIES. ECDC has no subsidiaries.

4.8. FINANCIAL STATEMENTS. The financial statements of ECDC ("ECDC Financial Statements") filed with the Securities and Exchange Commission (“SEC”), copies of which have been made available to the management of EarthSearch and are available to the EarthSearch Shareholders on the SEC website, fairly present the financial condition of ECDC, in conformity with generally accepted accounting principles consistently applied.

4.9. ABSENCE OF DISCLOSED OR UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the ECDC Financial Statements, ECDC did not have at the date of this Agreement any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

4.10. NO MATERIAL CHANGES. There has been no material adverse change in the business, properties, or financial condition of ECDC since the date of the ECDC Financial Statements.

4.11. LITIGATION. There is not, to the knowledge of ECDC, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against ECDC.

4.12. CONTRACTS. ECDC is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this Agreement.

4.13. NO VIOLATION. The transactions to be taken on or before the Effective Date will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of ECDC is subject or by which ECDC is bound.

5. REPRESENTATIONS AND WARRANTIES OF EARTHSEARCH. EarthSearch represents and warrants that:

5.1. CORPORATE ORGANIZATION AND GOOD STANDING. EarthSearch is a corporation duly organized and validly existing, and in good standing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

5.2. CAPITALIZATION. EarthSearch's authorized capital stock consists of 200,000,000 EarthSearch Shares, par value $.001, of which 123,000,000 EarthSearch Shares are issued and outstanding as of the date of this Agreement.

5.3. ISSUED STOCK. All the outstanding EarthSearch Shares are duly authorized and validly issued, fully paid and non-assessable.

5.4. STOCK RIGHTS. Other than as set forth on the attached schedule, there are no stock grants, options, rights, warrants or other rights to purchase or obtain EarthSearch Shares nor are any EarthSearch Shares committed to be issued other than as contemplated under this Agreement.

5.5. CORPORATE AUTHORITY. EarthSearch has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

5.6. AUTHORIZATION. Execution of this Agreement has been duly authorized and approved by EarthSearch board of directors and consented to by the EarthSearch Shareholders.

5.7. FINANCIAL STATEMENTS. EarthSearch's financial statements for the years ended December 31, 2008 and 2007 and the interim period through September 30, 2009, copies of which shall be delivered by EarthSearch to ECDC prior to the Effective Date, have been audited by independent public accountants according the requirements of Regulation S-X promulgated by the SEC, and fairly present the financial condition of EarthSearch as of the above dates and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied (the "EarthSearch Financial Statements"). EarthSearch acknowledges and agrees that as a condition to the consummation of the transactions contemplated by this Agreement, prior to Effective Date, the audited EarthSearch Financial Statements for such periods must satisfy the requirements under the Exchange Act. EarthSearch shall be responsible for the costs of preparation of the EarthSearch Financial Statements.

5.8. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the EarthSearch Financial Statements, EarthSearch did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

5.9. NO MATERIAL CHANGES. Except as set out by attached schedule, if any, there has been no material adverse change in the business, properties, or financial condition of EarthSearch since the date of the EarthSearch Financial Statements.

5.10. LITIGATION. To the knowledge of EarthSearch, there is no any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against EarthSearch.

5.11. CONTRACTS. Except as set out by attached schedule, if any, EarthSearch is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this Agreement, other than as provided under this Agreement.

5.12. TITLE. Except as set out by attached schedule, if any, EarthSearch has good and marketable title to all the real property and good and valid title to all other property included in the EarthSearch Financial Statements. Except as set out in the balance sheets thereof, the properties of EarthSearch are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of EarthSearch.

5.13. NO VIOLATION. The transaction contemplated by this Agreement and at the Effective Date will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of EarthSearch is subject or by which EarthSearch is bound.

6. CONDUCT PENDING THE EFFECTIVE DATE

ECDC and EarthSearch covenant that between the date of this Agreement and the Effective Date as to each of them:

6.1 No change will be made in the charter documents, by-laws, or other corporate documents of ECDC.

6.2. ECDC will use its best efforts to maintain and preserve its business organization and except as contemplated under this Agreement will not enter into any material commitment other than as provided herein.

6.3. EarthSearch will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

6.4 EarthSearch shall have prepared and delivered to ECDC the EarthSearch Financial Statements as provided in Section 5.8 above.

6.5. None of the EarthSearch Shareholders will sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the EarthSearch Shares owned by them.

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF EARTHSEARCH. EarthSearch’s obligations to consummate the share exchange pursuant to this Agreement shall be subject to fulfillment on or before the Effective Date each of the following conditions, unless waived in writing by the EarthSearch Shareholders as appropriate:

7.1. ECDC’S REPRESENTATIONS AND WARRANTIES.

The representations and warranties of ECDC set forth herein shall be true and correct at the date of this Agreement and at the Effective Date, as though made at and as of such dates, except as affected by transactions contemplated hereby.

7.2. ECDC’S COVENANTS. ECDC shall have performed all covenants required by this Agreement to be performed by it on or before the Effective Date.

8. CONDITIONS PRECEDENT TO OBLIGATIONS OF ECDC. EarthSearch’s obligations to consummate this share exchange shall be subject to fulfillment on or before the Effective Date each of the following conditions, unless waived in writing by ECDC:

8.1. EARTHSEARCH’S REPRESENTATIONS AND WARRANTIES. The representations and warranties of EarthSearch set forth herein shall be true and correct at the date of this Agreement and at the Effective Date as though made at and as of that date, except as affected by transactions contemplated hereby.

8.2. EARTHSEARCH’S COVENANTS. EarthSearch shall have performed all covenants required by this Agreement to be performed by them on or before the Effective Date.

8.3. EARTHSEARCH BOARD OF DIRECTORS AND SHAREHOLDER APPROVALS. This Agreement shall have been approved by the Board of Directors of EarthSearch and by the consent of the holders of a majority of the issued and outstanding EarthSearch Shares.

8.4. SUPPORTING DOCUMENTS OF EarthSearch. EarthSearch shall have delivered to ECDC supporting documents in form and substance reasonably satisfactory to EarthSearch, to the effect that:

(a) A certificate from the Secretary of State of Delaware, stating that EarthSearch is a corporation duly organized and validly existing;

(b) A Secretary’s certificate stating that EarthSearch has the authorized capital stock is as set forth herein;

(c) Copies of the resolutions of the board of directors of EarthSearch authorizing the execution of this Agreement and the consummation hereof;

(d) A Secretary’s certificate of incumbency of the officers and directors of EarthSearch;

(e) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

9. CONDUCT AND COVENANTS. On or prior to the Effective Date the parties shall take the following actions:

(a) ECDC shall prepare and file with FINRA all necessary documents and forms necessary to effect the name change of ECDC to EarthSearch Communications International, Inc. in an expedited manner;

(b) ECDC will take no action to terminate its registration under Section 12(g) the Exchange Act;

(c) ECDC shall continue to utilize the services of a recognized stock transfer agent and shall execute and deliver all necessary and proper documentation to effect in an expeditious manner the issuance of ECDC Shares as provided in this Agreement and the transactions contemplated hereby in compliance with the Federal securities laws and the rules and regulations of the SEC.

(d) EarthSearch shall cooperate with all reasonable requests and provide all necessary documents in order to ECDC to become a reporting company and remain current under the Exchange Act.

10. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the EarthSearch and ECDC set out herein shall survive the Effective Date.

11. ARBITRATION

11.1 SCOPE. The parties hereby agree that any and all under the terms of this Agreement will be resolved by arbitration before the American Arbitration Association within Dade County, State of Florida.

11.2. APPLICABLE LAW. The law applicable to the arbitration and this Agreement shall be that of the State of Florida determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

11.3. DISCLOSURE AND DISCOVERY. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

11.4. RULES OF LAW. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

11.5. FINALITY AND FEES. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this Agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this Agreement.

11.6. MEASURE OF DAMAGES. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

11.7. COVENANT NOT TO SUE. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney’s fees to the prevailing party.

11.8. INTENTION. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, under this Agreement based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters.

11.9. SURVIVAL. The provisions for arbitration contained herein shall survive the termination of this Agreement for any reason.

12. MISCELLANEOUS.

12.1. FURTHER ASSURANCES. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this Agreement.

12.2. WAIVER. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

12.3. BROKERS. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

12.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

If to ECDC, to:

East Coast Diversified Corporation

Attention: Frank Rovito, President

1475 West Cypress Creek Road, Suite 202

Fort Lauderdale, FL 33309

If to EarthSearch Communications International, Inc.

Attention: Kayode Aladesuyi, CEO and President

120 Interstate North Parkway, Suite 445

Atlanta, GA 30339

12.5. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

12.6. ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.

12.7. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

12.8. REVIEW OF AGREEMENT. Each party acknowledges that it has had time to review this Agreement and, as desired, consult with counsel. In the interpretation of this Agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this Agreement.

12.9. SCHEDULES. All exhibits an/or schedules attached hereto, if any, shall be acknowledged by each party by signature and/or initials thereon and shall be dated.

The parties have duly executed this Agreement this 15th day of January 2010.

East Coast Diversified Corporation

By:_____________________________

Frank Rovito, President

EarthSearch Communications International, Inc.

By: _____________________________

Kayode Aladesuyi, CEO and President